SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported)          January 27, 1997
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                              3-D GEOPHYSICAL, INC.
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             (Exact name of registrant as specified in its charter)


       Delaware                       0-27564                    13-3841601
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(State or other Jurisdiction        (Commission                 (IRS Employer
    of incorporation)               File Number)             Identification No.)



           7076 South Alton Way, Building H, Englewood, Colorado 80112
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               (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code:  (303) 290-0214
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         (Former name or former address, if changed since last report.)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On January 27, 1997, the Registrant completed the purchase of J.R.S. Exploration Company Limited ("J.R.S. Exploration"), a land-based seismic data acquisition business headquartered in Calgary, Alberta, Canada. Under the terms of the acquisition, the Registrant acquired all of the issued and outstanding shares of capital stock of the intermediate holding companies that own all of the issued and outstanding capital stock of J.R.S. Exploration for C$3.5 million (U.S.$2.6 million) in cash and 279,166 shares of the Registrant's Common Stock, par value $.01 per share ("Common Stock"). In addition the Registrant repaid approximately C$1.8 million (U.S.$1.3 million) of debt J.R.S. Exploration owed to a commercial bank. Also under the terms of the acquisition, Messrs. Donald Janveau and W. Garnet Mueller, the principal stockholders and executive officers of J.R.S. Exploration, entered into three-year employment agreements (the "Employment Agreements") with J.R.S. Exploration pursuant to which Mr. Janveau serves as President and Chief Executive Officer of J.R.S. Exploration and Mr. Mueller serves as Vice President of Operations of J.R.S. Exploration. The Employment Agreements each provide for an annual salary of C$150,000 (U.S.$110,000). In connection with the Employment Agreements, each of Messrs. Janveau and Mueller entered into a five-year covenant not to compete with the Registrant or any of its subsidiaries in the provision of seismic data acquisition or analysis services or any services related thereto.

         In connection with the acquisition of J.R.S. Exploration, the Registrant also acquired all of the issued and outstanding capital stock of Siegfried & Siegfried Ltd., an Alberta corporation wholly-owned by C. David Siegfried, an employee of J.R.S. Exploration, which corporation owned certain seismic data acquisition equipment being leased to J.R.S. Exploration. The purchase price for Siegfried & Siegfried Ltd. was C$150,000 (U.S.$110,000) in cash and 12,500 shares of Common Stock. Under the terms of this acquisition, Mr. Siegfried entered into a three-year employment agreement with J.R.S. Exploration pursuant to which Mr. Siegfried serves as Sales Manager and Operations Supervisor of J.R.S. Exploration. This employment agreement provides for an annual salary of C$100,000 (U.S.$73,000). In connection with this employment agreement, Mr. Siegfried entered into a three-year covenant not to compete with the Registrant or any of its subsidiaries in the provision of seismic data acquisition or analysis services or any services related thereto.

         The Registrant used a portion of the proceeds from its December 1996 public offering of Common Stock to pay the cash portion of the purchase price for J.R.S. Exploration and Siegfried & Siegfried Ltd. and to repay the debt of J.R.S. Exploration described above.

         The foregoing description is qualified and supplemented by reference to the description of the acquisition and business of J.R.S. Exploration found on pages 36 and 37 of the Registrant's Registration Statement on Form S-1 (No. 333-13665) which is incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.


        (a)     Financial Statements of Businesses Acquired.

                Not included.*

        (b)     Pro Forma Financial Information.

                Not included.*

        (c)     Exhibits.

        2.1 Stock Purchase Agreement among 3.D Geophysical, Inc., 3-D Geophysical of Canada, Inc., D.E. Janveau, Gladys Mueller and W.G. Mueller, dated as of December 10, 1996 (Incorporated by reference to Exhibit 2.12 of the Registrant's Registration Statement on Form S-1 (No. 333-13665)).

        2.2 Stock Purchase Agreement among 3-D Geophysical, Inc., 3-D Geophysical of Canada, Inc., C. David Siegfried and Peggy J. Siegfried, dated as of December 10, 1996 (Incorporated by reference to Exhibit 2.13 of the Registrant's Registration Statement on Form S-1 (No. 333-13665)).

        10.1 Employment Agreement dated January 27, 1997 between J.R.S. Exploration Company Limited and Donald E. Janveau.**

        10.2 Employment Agreement dated January 27, 1997 between J.R.S. Exploration Company Limited and W.G. Mueller.**

        10.3 Employment Agreement dated January 27, 1997 between J.R.S. Exploration Company Limited and C. David Siegfried.**

        10.4 Non-Competition Agreement dated January 27, 1997 between J.R.S. Exploration Company Limited and Donald E. Janveau.**

        10.5 Non-Competition Agreement dated January 27, 1997 between J.R.S. Exploration Company Limited and W.G. Mueller.**

        10.6 Non-Competition Agreement dated January 27, 1997 between J.R.S. Exploration Company Limited and C. David Siegfried.**


* To be filed by amendment not later than 75 days after January 27, 1997.

**  Filed herewith.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                     3-D GEOPHYSICAL, INC.

                                     By: /s/ Joel Friedman
                                        -----------------------
                                           Name:  Joel Friedman
                                           Title: Chairman



Date:  March 26, 1997

                                  EXHIBIT INDEX

Exhibit                                                                   Page
-------                                                                   ----

10.1 Employment Agreement dated January 27, 1997 between J.R.S. Exploration Company Limited and Donald E. Janveau.

10.2 Employment Agreement dated January 27, 1997 between J.R.S. Exploration Company Limited and W.G. Mueller.

10.3 Employment Agreement dated January 27, 1997 between J.R.S. Exploration Company Limited and C. David Siegfried.

10.4 Non-Competition Agreement dated January 27, 1997 between J.R.S. Exploration Company Limited and Donald E. Janveau.

10.5 Non-Competition Agreement dated January 27, 1997 between J.R.S. Exploration Company Limited and W.G. Mueller.

10.6 Non-Competition Agreement dated January 27, 1997 between J.R.S. Exploration Company Limited and C. David Siegfried.